UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Ally Financial Inc.

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Ally Financial Inc. 2025 Annual Meeting

☑ Proposal 1: Election of Directors

Skilled, Experienced Board Provides Robust Oversight

Our director nominees possess the qualifications, skills, and experience necessary to effectively oversee Ally's long-term strategy and priorities in the context of its risk profile



Franklin W. Hobbs
Independent Chairman
Former President and CEO, Ribbon Communications
Director Since 2009 CNG



Michael G. Rhodes
CEO, Ally Financial
Director Since 2024



William H. Cary
Former Executive Officer, General Electric
Director Since 2016 A*



Mayree C. Clark
Former Executive Officer, Morgan Stanley
Director Since 2009 A, CNG



Kim S. Fennebresque
Former Chairman and CEO, Cowen Group
Director Since 2009 CNG*, T



Thomas P. Gibbons
Former CEO, BNY Mellon
Director Since 2023 A, R



Michelle J. Goldberg
Former Partner, Ignition Partners
New Nominee at 2025 AGM



Marjorie Magner
Former Executive Officer, Citigroup
Director Since 2010 CNG, R



David Reilly
Former CIO, Global Banking and Markets, Bank of America
Director Since 2022 A, T



Brian H. Sharples
Former Chairman and CEO, HomeAway
Director Since 2018 R, T*

Michelle Goldberg brings extensive experience in investment, finance, and digital media and a deep understanding of enterprise and consumer technologies to our Board's collective skillset

Selected Focus Areas For Our Compensation, Nominating, and Governance Committee in 2024

- Supported CEO succession and broader leadership team transitions, including hiring new executive talent and elevating several executives to new positions
- Oversaw our robust shareholder engagement and took meaningful action in response to shareholder feedback *(see slide 4 for details)*
- Made thoughtful compensation decisions that considered execution against our long-term priorities amid a fluid macroeconomic environment
- Nominated a new director for election at the Annual Meeting in alignment with the Board's ongoing refreshment process

Committees:
Audit (A), Compensation, Nominating, and Governance (CNG), Risk (R), Technology (T), Committee Chair *

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The CNGC uses a scorecard to establish performance expectations, assess performance, and inform compensation to ensure that compensation drives performance while appropriately managing risk Additional input across cycle The CNGC: Reviews and considers third party feedback Engages with shareholders for feedback and to ensure alignment with shareholder objectives Receives regular market updates from an independent compensation consultant CNGC reviews enterprise performance against the scorecard CNGC reviews each executive’s performance against the goals Evaluate relative & absolute performance at the end of the year 2 CNGC determines compensation based on a review of: Individual performance objectives and goals Management input and recommendations Control Function reviews and input Market data comparisons Compensation decisions 3 Compensation is delivered based on a formulaic cash/equity split with significant emphasis on equity CEO – 30% / 70% NEOs – 40% / 60% Pay delivery 4 Establish performance goals & set total incentive targets at beginning of the year 1 Scorecard is created in line with the business plan approved by the Board Performance goals are established for each executive Scorecard and performance goals focus on five key pillars: Business Risk Consumer Cultural Financial Process for Assessing Performance & Compensation þ Proposal 2: Advisory Vote on Executive Compensation

Compensation Disclosure Enhancements Beginning in 2024, we significantly enhanced compensation-related disclosures in our proxy statement informed by extensive shareholder feedback þ Proposal 2: Advisory Vote on Executive Compensation Disclosed weightings for financial and strategic components of scorecard Disclosed goals and objectives and priority performance indicators for each of the five scorecard pillars Disclosed scorecard, including targets and assessment of achievement relative to target, for each of the five scorecard pillars Enhanced disclosure regarding the rigorous process the CNGC undertakes to set performance goals and targets at the beginning of the year and assess performance at the end of the year to determine incentive payouts Enhanced disclosure of individual NEO performance considerations Pre-disclosed strategic metric adjustments for 2025 to align scorecard metrics with evolving business priorities by adding auto application volume and removing AOCI from business indicator pillar Scorecard Transparency Disclosed target incentive opportunities for our NEOs Disclosed that our overall incentive pool continues to be capped at 200% of funding target Disclosed NEO target incentive as well as our cap on NEO incentive compensation at 200% of individual target Detail on Incentive Opportunities and Payouts Structured new CEO compensation to be more heavily weighted in long-term equity (70%) compared to our former CEO, and increased portion of equity that is performance-based (60%) Enhanced CEO Compensation Structure Robust disclosure of new-hire awards granted to make NEOs whole for forfeited compensation at former employers Committed to only issue retention awards in very limited circumstances; any such awards must be at least majority performance-based and rationale for awards will be clearly disclosed One-Time Award Commitment and Disclosure

☑ Proposal 2: Advisory Vote on Executive Compensation

Strong Pay-for-Performance Alignment

2024 Scorecard and Performance Outcomes

2024 Performance Scorecard

	Objective & Measures	2023 Actual	2024 Actual	2024 Target	Status	Overall Achievement	Weighting
Key Financial Metrics	Total Adjusted Revenue ($B)[1]	$8.2	$8.2	$8.0 - $8.5	◉	Below Target	Combined 60% (The What)
	Consolidated Net Charge Off %	1.36%	1.48%	1.4% - 1.5%	◉		
	Operating Expenses ($B)	$4.9	$5.0	<$5.0	◉		
	Core Pre-tax Income ($B)[1]	$1.2	$1.0	$1.0 - $1.3	◉		
Business Indicators	Consumer Auto Originations ($B)	$40.0	$39.2	$40.0	◉	At Target	
	Insurance Written Premium Volume ($B)	$1.3	$1.5	$1.4	●		
	Total Deposits Primary Customers (MM)	3.0	3.3	3.3	◉		
	CF HFI Outstandings ($B)	$10.9	$9.6	$11 - 12	○		
Risk Indicators	Technology & Cyber Risk Management Index	1	1	Index 1-3	●	Above Target	Combined 40% (The How)
	Total Available Liquidity ($B)	$63.5	$68.5	$61.0	●		
	Common Equity Tier 1	9.4%	9.8%	9.0%	●		
	AOCI (after tax) ($B)	($3.8)	($3.9)	($3.8)	○		
Consumer Indicators	Brand Awareness	55%	51%	≥ 50%	●	Above Target	
	Customer Satisfaction[2]	88%	90%	≥ 75-80%	●		
	Reputation Score	68.4	68.4	≥ 63-69	◉		
	Deposit Retention	96%	97%	≥ 90-94%	●		
Cultural Indicators	Voluntary Attrition	9%	8%	12%	●	Above Target	
	Employee Sense of Inclusion/Belonging	90th	90th	75th	●		
	Employee Engagement	90th	90th	75th	●		

● Above Target ◉ Target Achieved ○ Below Target

2024 Performance Relative to Scorecard

- CNGC assessed performance within each scorecard pillar based on pre-established quantitative objectives to determine overall achievement
- CNGC assessed overall achievement on the scorecard below target for 2024 given the heavier weighting placed on financial metrics and business indicators and actual performance within the target ranges
- Full considerations for each metric are described in detail on page 46 of our 2025 proxy statement

2024 Individual NEO Compensation Decisions

- CNGC carefully reviewed each NEO's individual performance against the scorecard metrics and determined a range of payouts of 85% to 100% of target based on individual contributions
- Detailed NEO scorecards are disclosed on pages 49-56 of our 2025 proxy statement

(1) Non-GAAP financial measure. Refer to Appendix A in 2025 proxy statement for applicable definitions and reconciliations.
(2) Bank customer satisfaction rate is calculated with data collected during 4Q 2024 in the Ally Relationship Survey and represents Top 2 Box results on a 7-point satisfaction score.

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Compensation to Support Effective CEO Transition Our compensation program has a strong link between pay and performance, with substantial emphasis on the long term. The compensation structure for our new CEO reflects shareholder feedback Make-whole awards are economically equivalent to compensation Mr. Rhodes forfeited at his prior employer to join Ally. No additional sign-on compensation was paid other than to make him whole. þ Proposal 2: Advisory Vote on Executive Compensation Michael Rhodes Chief Executive Officer Joined April 2024 Rapidly onboarded into CEO role with focus on continued commitment to strong culture and consumer focus Quickly outlined core strategic pivots from diversification to a more focused business strategy and realigned senior leadership team Orchestrated meaningful contributions from each business despite headwinds and a challenging external environment 2024 CEO Actual Compensation Base Salary $1 M Annual Incentive $3.09 M LTI – PSUs $4.32 M LTI – RSUs $2.88 M Total Compensation (Excluding Make-Whole Awards) $11.29 M Make-Whole Cash Award $0.9 M Make-Whole Equity Award $16.20 M Total Compensation (Including Make-Whole Awards) $28.39 M CEO compensation will normalize starting in 2025 Base Salary Annual Incentive Long Term Incentive Awards PSU RSU 2025 Target Compensation Mix Greater emphasis on equity and PSUs relative to prior CEO based on shareholder feedback

We Ask for Your Vote and Support The Board recommends shareholders vote FOR all management proposals Proposal 1: þ FOR Election of Ten Directors Proposal 2: þ FOR Advisory Vote on Executive Compensation Proposal 3: þ FOR Ratification of the Engagement of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm For additional information, please see Ally’s 2025 Proxy Statement

Forward-Looking Statements Certain statements within these additional solicitation materials and related commentary may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as statements about the outlook for financial and operating metrics and performance. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2024, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our “SEC filings”).  Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings. Any website references (including hyperlinks) throughout these additional solicitation materials are provided for convenience only, and the content of which is not incorporated by reference into these additional solicitation materials.